Exhibit 20.1

SPIEGEL CREDIT CARD MASTER NOTE TRUST
Monthly Noteholder's Statement
Series 2001-A

Monthly Period:                 September, 2001
Accrual Period:                 September 17 - October 14
Days in Accrual Period:         28


Pursuant to the Master Indenture, dated as of December 1, 2000
(as amended and supplemented, the "Indenture") between Spiegel Credit Card Master Note Trust (the "Issuer") and The Bank of
New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2001-A Indenture Supplement (the "Indenture Supplement"), dated as of July 19, 2001, between the Issuer and the Indenture Trustee, First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of December 1, 2000 (the "Transfer and Servicing Agreement") among Spiegel Credit Corporation III, the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2001-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of October 15, 2001, and with respect to the performance of the Trust during the month of September, 2001 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.


A.   Information regarding distributions in respect of the Class A Notes

1.   The total amount of the distribution in respect of
     Class A Notes..........$1,758,167
2.   The amount of the distribution set forth in paragraph 1
     above in respect of principal on the
     Class A Notes..........$0
3.   The amount of the distribution set forth in paragraph 1
     above in respect of interest on
     Class A Notes..........$1,758,167

I.      Receivables

A.1     Beginning of the Month Principal Receivables..........$2,086,508,075
A.2     Beginning of the Month Finance Charge Receivables.....$   48,775,139
A.3     Beginning of the Month Discount Option Receivables....$            0
A.4     Beginning of the Month Total Receivables..............$2,135,283,213

B.1     Removed Principal Receivables.........................$            0
B.2     Removed Finance Charge Receivables....................$            0
B.3     Removed Total Receivables.............................$            0

C.1     Additional Principal Receivables......................$            0
C.2     Additional Finance Charge Receivables.................$            0
C.3     Additional Total Receivables..........................$            0

D.1     Discount Option Receivables Generated this Period.....$            0
D.2     Net Recoveries for month of:  September, 2001.........$            0
D.3     End of the Month Principal Receivables................$2,082,943,086
D.4     End of the Month Finance Charge Receivables...........$   43,776,862
D.5     End of the Month Discount Option Receivables..........$            0
D.6     End of the Month Total Receivables....................$2,126,719,947

E.1     Excess Funding Account Balance........................$            0
E.2     Aggregate Principal Balance...........................$2,082,943,086
E.3     Minimum Aggregate Principal Balance                   $1,403,925,878
E.4     End of the Month Seller Amount........................$  679,017,208
E.5     Principal Collections for prior Monthly Period
          designated as Seller Interest.......................$            0
E.6     Minimum Seller Amount.................................$            0

II.     Delinquencies and Losses

End of the Month Delinquencies:                                  Receivables
A.1     30-59 Days Delinquent.................................$   83,588,395
A.2     60-89 Days Delinquent.................................$   70,848,844
A.3     90+ Days Delinquent...................................$  184,980,841
A.4     Total 30+ Days Delinquent.............................$  339,418,080


B.1     Defaulted Receivables During the Month................$   31,360,799

III.    Note Principal Balances

A.1     Class A Note Principal Balance........................$  600,000,000
A.2     Required Excess Collateral Amount.....................$   85,800,000
A.3     Supplemental Enhancement..............................$   24,133,909

IV.     Series 2001-A Information

A.1     Investor Percentage....................................       34.05%
A.2     Available Finance Charge Collections..................$   18,583,279
A.3     Investor Default Amount...............................$   10,678,352
A.4     Investor Uncovered Dilution Amount....................$            0
A.5     Monthly Servicing Fees................................$    1,183,223
A.6     Available Principal Collections.......................$   23,352,631
A.7     Excess Finance Charge Collections.....................$            0
A.8     Shared Principal Collections..........................$            0
A.9     Reserve Account Balance...............................$            0
A.10    Spread Account Balance................................$   12,000,000

V.      Application of Collections

A.1     Class A Monthly Interest..............................$    1,758,167
A.2     Net Swap Payment......................................$      801,500
A.3     Net Swap Receipt......................................$            0
A.4     Investor Default Amount...............................$   10,678,352
A.5     Investor Uncovered Dilution Amount....................$            0
A.6     Investor Charge Offs and Reallocated Principal
         Collections not Previously Reimbursed................$            0
A.7     Amounts to be Deposited in the Reserve Account........$            0
A.8     Amounts to be Deposited in the Spread Account.........$            0
A.9     Draws on Policy.......................................$            0

        Excess Finance Charge Collections
B.1     Total Excess Finance Charge Collections
         for all Allocation Series............................$            0

        Shared Principal Collections
C.1     Total Shared Principal Collections
         for all Allocation Series............................$            0

VI.     Yield, Base Rate, and Excess Spread

A.1     Base Rate (Current Month)..............................        6.72%
A.2     Base Rate (Prior Month)................................        7.51%
A.3     Base Rate (Two Months Ago).............................        5.20% *
A.4     Three Month Average Base Rate..........................        6.48% *

B.1     Portfolio Yield (Current Month)........................       31.41%
B.2     Portfolio Yield (Prior Month)..........................       26.81%
B.3     Portfolio Yield (Two Months Ago).......................       11.08% *
B.4     Three Month Average Portfolio Yield....................       23.10% *

C.1     Excess Spread (Current Month)..........................        6.65%
C.2     Excess Spread (Prior Month)............................        5.49%
C.3     Excess Spread (Two Months Ago).........................       -0.60% *
C.4     Three Month Average Excess Spread......................        3.85% *
C.5     Three Month Average Excess Spread with July
         Modified Excess Spread of 6.58%.......................        6.24%

VII.    Principal Collections

A.1     Monthly Principal.....................................$            0
A.2     Principal Accumulation Account Balance................$            0
A.3     Series 2001-A Principal Shortfall.....................$            0
A.4     Shared Principal Collections Allocable from
         Other Principal Sharing Series.......................$            0

VIII.   Investor Charge Offs and Reductions

A.1     Investor Charge Offs..................................$            0
A.2     Reallocated Principal Collections.....................$            0
A.3     Reductions in Collateral Amount
         (Other than by Principal Payments)...................$            0
A.4     Reductions in Collateral Amount due to
         Application of Available Principal Collections
         as Shared Principal Collections......................$            0
A.5     Previous Reductions in Collateral Amount Reimbursed...$            0


*	Two Months Ago Base Rate, Portfolio Yield, and Excess
        Spread represent stub period calculations:
        see July 2001  SCCMNT 01-A Monthly Noteholder's
        Statement and SCCMNT 00-A Monthly Servicer's
        Certificate.


        Bank of New York Midwest Trust Company
        as Paying Agent


        First Consumers National Bank
        as Servicer




By:     /s/ Anthony J. Buda
Name:   Anthony J. Buda
Title:  Vice President and Chief Financial Officer